SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 23, 2004

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26299	77-0439730
(Commission File Number)	(I.R.S. Employer Identification Number)

807 11th Ave Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(650) 390-1000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

On July 23, 2004, the Board of Directors of Ariba, Inc., a Delaware corporation (“Ariba”) approved an extension of its previously authorized stock repurchase program. Under the extended program, Ariba may repurchase up to $50,000,000 of its Common Stock from time to time, over the next eighteen months, in compliance with the Securities and Exchange Commission’s regulations and other legal requirements, and subject to market conditions and other factors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 27, 2004, announcing the approval of the extension of the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: July 28, 2004	By:	/S/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated July 27, 2004, announcing the approval of the extension of the stock repurchase program.